EXHIBIT 10.1
[***] = Certain identified information in this Loan Agreement has been excluded pursuant to Section 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that the registrant treats as private or confidential.

Loan Agreement

This Loan Agreement (the “Loan Agreement”) is dated as of the 6th day of April, 2023, by and between FVCBANK, its successors and/or assigns (the “Lender”), having an address for notices hereunder of 11325 Random Hills Road, Suite 240, Fairfax, Virginia 22030, Attn: Loan Department; and DALITSO LLC, a Virginia limited liability company (“Dalitso”), and JREHVA, LLC, a Virginia limited liability company (“JREHVA”), and their respective successors and/or assigns (Dalitso and JREHVA are each and collectively, the “Borrower” for clerical convenience), having an address for notices hereunder of c/o Jushi Holdings Inc., 301 Yamato Road, Suite 3250, Boca Raton, Florida 33431, Attention: Legal Department; and JUSHI VA, LLC, a Virginia limited liability company, and JUSHI HOLDINGS INC., a British Columbia corporation (each and collectively, the “Guarantor” for clerical convenience), each having an address for notices hereunder of c/o Jushi Holdings Inc., 301 Yamato Road, Suite 3250, Boca Raton, Florida 33431, Attention: Legal Department.
RECITALS:
WHEREAS, the Borrower has applied to Lender for and the Lender has agreed to lend, subject to the terms of this Loan Agreement and all other Loan Documents (as defined below), a sum of money in the principal amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) (the “Loan”).
WHEREAS, the Lender has agreed to make the Loan to the Borrower for the following purposes (collectively, the “Purpose”): to provide the Borrower with working capital to reimburse Borrower for out-of-pocket expenses incurred in connection with the acquisition of the Real Property (as defined below and commonly known as 12980 Balls Ford Road, Manassas, Virginia), to fund certain reserve accounts described in this Laon Agreement, and to reimburse Borrower for a portion of the costs of renovations to the improvements constructed thereon, subject to the terms of this Loan Agreement.
WHEREAS, in addition to other Loan Documents (as defined below) that secure the Loan, the Loan is evidenced by that certain Deed of Trust Note dated on or about the date of this Loan Agreement in the face amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00), together with: (i) all accrued interest, and as said interest may change from time to time and/or accrue at a variable rate in accordance therewith, (ii) all late fees and costs associated therewith, and (iii) any and all substitutions, replacements, restructurings, bifurcations, consolidations, extensions, amendments, and/or allonges thereto (collectively, the “Note”). The terms of the Note are incorporated herein by this reference.
WHEREAS, to induce the Lender to make the Loan and to secure the payment and performance in full of Borrower’s obligations under the Note, this Loan Agreement, and the other Loan Documents, the Borrower has agreed to convey all of its right, title, and interest in and to the Property (as defined below) in trust to and for the benefit of the Lender.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the Parties agree as follows:
Section 1 Recitals; Interpretation; Definitions:
1.0aIncorporation of Recitals. The foregoing preambles and all other recitals set forth are made a part of this Loan Agreement.
1.0bDefinitions. The capitalized terms used in this Loan Agreement, but not defined, shall have the meanings ascribed to such term in Exhibit A attached hereto and made a part hereof.
1.0cReferences; General Interpretive Principles. For the purposes of this Loan Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) whenever the context of this Loan Agreement requires, references to the singular number shall include the plural, and the plural shall include the singular, where appropriate; (b) any words denoting gender shall be construed to include the masculine, feminine and neuter where appropriate; (c) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (d) references herein to “Articles,” “Sections” and other subdivisions without reference to a document are to designated Articles, Sections and other subdivisions of this Loan Agreement; (e) reference to an “Exhibit” or “Schedule” without reference to a document are to designated Exhibits or Schedules to this Loan Agreement; (f) the words

“herein,” “hereof,” “hereunder” and other words of similar import refer to this Loan Agreement as a whole and not to any particular provision; (g) the term “include” or “including” shall mean without limitation by reason of enumeration; (h) reference to this Loan Agreement or any other document referenced herein shall include all exhibits, schedules or other supplements thereto and shall refer to such document as amended, restated or modified from time to time; and (i) unless used in conjunction with the word “either”, the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).
Section 2 Conditions Precedent
The Lender shall not be obligated to make any disbursement of loan proceeds until the Lender confirms that all of the following conditions precedent have been satisfied, and proper evidence of compliance has been provided to the Lender, all in form and substance reasonably satisfactory to the Lender:
2.01.USA Patriot Act Verification Information: That information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth of the natural person signing as or for each Borrower and Guarantor is sufficient for the Lender to verify the person’s identity in accordance with the USA Patriot Act. Each Borrower and Guarantor shall notify Lender promptly of any change in such information.
2.02.Note: That the Note has been duly executed by each Borrower and Guarantor.
2.03.Deed of Trust: The Borrower has granted to a Trustee for the benefit of Lender a first priority deed of trust lien on the real property described therein (collectively, the “Real Property”), and all Improvements and other property specified in the deed of trust and which may be added in the future from time to time (collectively, together with the Real Property, the “Property”) to the fullest extent of its interests, and properly submitted it to the relevant Governmental Authority for recording to perfect Lender’s interests.
2.04.Assignment of Leases and Rents: An assignment of leases, rents and profits with respect to the Real Property has been duly executed and delivered by Borrower and properly submitted to the relevant Governmental Authority for recording to perfect Lender’s security interests therein.
2.05.Guaranty: That an unconditional guaranty agreement has been executed and delivered by each Guarantor, to guarantee the Loan and payment of all Obligations under all of the Loan Documents, in accordance with the terms therein.
2.06.Security Agreements: That (a) a Security Agreement and Collateral Assignment has been executed by JREHVA, in which JREHVA shall grant to Lender a first priority security interest and collateral assignment in the personal property specified therein, and (b) a Security Agreement has been executed by Dalitso, in which Dalitso shall grant to Lender a priority security interest in the personal property specified therein (each a “Security Agreement”).
2.07.Hazardous Waste Indemnity Agreement: That a hazardous waste indemnity agreement has been executed and delivered in which each Borrower and Guarantor agrees to indemnify the Lender against certain hazardous substances and materials as more particularly set forth therein in connection with the Property.
2.08.Borrower’s Closing Certificate: A closing certificate has been provided where the Borrower certifies particular facts and circumstances to the Lender to induce the Lender to make the Loan.
2.09.Title Insurance: A form of the Title Policy has been provided to the Lender, providing coverage for the principal amount of all indebtedness secured by the Deed of Trust, and which shall not contain any title exceptions or policy exclusions not approved by the Lender and Lender's counsel.
2.10.Survey: A certified copy of a recent survey of the Real Property has been provided to Lender, prepared by a registered land surveyor or a civil engineer.
2.11.Flood Hazard Certification: That Lender is satisfied from written evidence provided that the Real Property is not located within an area identified as having “special flood hazards” as such term is used in the Federal Flood Disaster Protection Act of 1973.
2.12.Environmental Audit Report: At Lender’s request, an environmental assessment, verification, or report will be provided to Lender regarding the Property that is acceptable solely to the Lender which reflects

Loan Agreement

that no hazardous waste, toxic substances, or other hazardous materials have contaminated the Property or, if the Property has been so contaminated, that it has been satisfactorily cleaned up in accordance with all Environmental Laws. The Lender shall be fully authorized to discuss all aspects of such assessment, verification or report with the engineering firm.
2.13.Resolution/Authorization: Lender has sufficient evidence of due authorization of each Borrower and Guarantor as to their execution, delivery, and performance of the Loan Documents, which shall be in a form and substance reasonably acceptable to Lender.
2.14.Loan Fee: That a loan fee of $100,000.00 is to be paid to the Lender on or before the date of execution of the Loan Documents, in addition to any other miscellaneous appraisal charges, and other reasonable expenses or costs incurred by the Lender. All loan fees shall be deemed to be earned in full at the time when paid to the Lender.
2.15.Formation Documents (as applicable): Lender has received in an acceptable form and substance:
Articles of Organization: A copy of the articles of organization governing each Borrower and Guarantor.
Other: All other charter documents that may pertain to the formation of each Borrower and Guarantor.
2.16.Organizational Documents (as applicable): Lender has received in an acceptable form and substance:
Operating Agreement: A copy of the operating agreement governing each Borrower and Guarantor.
Other: All other organizational and/or other operational documents that may pertain to the operation of each Borrower and Guarantor.
2.17.Appraisal(s): That an Appraisal ordered by the Lender of the estimated market value of the Property has been ordered at the expense of the Borrower, or that the Lender has received an independent review of an Appraisal previously ordered by Borrower. Appraisals or reviews of Appraisals must be ordered by the Lender and addressed to the Lender and must conform to the Uniform Standards of Professional Appraisal Practice (“USPAP”) adopted by the Appraisal Standards Board of the Appraisal Foundation or such other standards as are reasonably satisfactory to the Lender. Any deviation from the USPAP must be explained in the Appraisal or the review of the Appraisal if requested in writing by the Lender. The appraiser(s) or reviewer(s) must be licensed and/or certified if required by applicable Federal Deposit Insurance Corporation regulations or state laws.
2.18.Legal Opinion: An opinion letter (or letters) from legal counsel acceptable to the Lender has been submitted to certify, among other things, that each Borrower and Guarantor are duly authorized to enter into the Loan Documents, the Loan Documents are valid, binding, and enforceable against each Borrower and Guarantor, and that each Borrower is in material compliance with all Legal Requirements, Required Licenses, and Permits to operate the Business and all State Cannabis Laws, which opinion shall be in a form and substance reasonably acceptable to the Lender and the Lender's counsel.
2.19.Additional Documents: Subject to the Lender’s underwriting for the Loan, the Lender may determine that any of the following additional documents may be applicable:
UCC Financing Statements: UCC Financing Statements duly filed in each Borrower’s state of organization, and in all jurisdictions necessary, or in the opinion of the Lender desirable, to perfect the security interests granted in the Security Agreements.
Subordination Agreement: An agreement to be executed, acknowledged and delivered by the tenant of the Real Property, subordinating and making inferior tenant leases to the lien, operation, and effect of all Lender security documents.
Other: The Lender has received such other approvals, opinions, or documents as the Lender may reasonably request.
Section 3 Representations and Warranties
Each Borrower and Guarantor hereby jointly and severally represents and warrants to Lender that:

Loan Agreement

3.0a.Representations and Warranties in Loan Documents. The representations and warranties made by any Borrower and/or Guarantor to Lender in the other Loan Documents are true and correct in all material respects as of the date hereof.
3.0b.Regulations U and X. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.
3.0c.Foreign Assets Control Regulations. Borrower is not in violation of (a) the Trading with the Enemy Act (50 U.S.C. App. § 1 et seq.), as amended; (b) any of the foreign assets control regulations issued by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”) and any executive order related thereto; or (c) the U.S. Patriot Act, and further it (i) is not subject to sanctions administered by OFAC or the U.S. Department of State and (ii) has not knowingly engaged in any dealing or transactions with, or is otherwise knowingly associated with, any person subject to such sanctions
3.0d.Commercial Purpose. The Loan is not a “consumer transaction”, as defined in the Virginia Uniform Commercial Code, and none of the Collateral was or will be purchased or held primarily for personal, family or household purposes.
3.0e.Benefit Received. Each Borrower and Guarantor will receive substantial direct and/or indirect benefits and value as a result of the advances made or to be made under the Loan.
3.0f.Required Licenses and Permits; Certificate of Occupancy. Each Borrower has obtained all Required Licenses and Permits necessary for the present use and operation of the Property and the Business. The uses being made of the Property are in conformity in all material respects with the certificate of occupancy, Required Licenses, and/or Permits for the Property and any other restriction, covenants, or conditions affect the Property.
Section 4 Affirmative Covenants
Each Borrower jointly and severally covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all other Obligations owed to the Lender under the Loan Documents, each Borrower shall:
4.0a.Maintain Existence and Current Legal Form of Business. (a) Maintain its existence and good standing in the state of its formation, (b) maintain its current legal form of business indicated above, and, (c) as applicable, qualify and remain qualified to do business in each jurisdiction in which such qualification is required.
4.0b.Maintain Records. Keep adequate records and books of account, in which complete entries will be made, reflecting all financial transactions of the Borrower.
4.0c.Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) including the Collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted. Lender shall have the right, to be reasonably exercised, to order and obtain, at Borrower’s expense, new or updated Appraisals for so long as the Loan remains outstanding.
4.0d.Conduct of Business. Continue to engage in an efficient and prudent manner of business that is the same general type as now conducted. For the avoidance of doubt, the sale of Cannabis to the general public in the Commonwealth of Virginia in accordance with all applicable State Cannabis Laws, if permitted, shall not be a violation of this covenant.
4.0e.Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Lender, which insurance may provide for reasonable deductible(s). The Lender shall be named as loss payee (Long Form) on all policies which apply to the Lender's Collateral, and the Borrower shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without thirty (30) days prior written notice to Lender.
4.0f.Comply With Laws. Except for Federal Cannabis Laws, comply in all material respects with all applicable Laws, including, without limitation, paying before the delinquency of all taxes, assessments,

Loan Agreement

and governmental charges imposed upon it or upon its property (except for any tax, assessment or governmental charge a Borrower is protesting in a timely manner and in good faith and taxes Borrower has elected to defer payment of if such deferral is, in the reasonable opinion of Borrower, economically beneficial to Jushi Holdings or its Subsidiaries; provided such deferral is in compliance with applicable tax codes and laws), and all Environmental Laws and all State Cannabis Laws.
4.0g.Right of Inspection. Permit the officers and authorized agents of the Lender, at any reasonable time or times during business hours and upon not less than forty-eight (48) hours prior written notice to Borrower, to visit the Property, to examine and make copies of the applicable records and books of account, and to discuss such matters with any owner, agent or representatives of the Borrower, or the Borrower's independent accountant as the Lender deems reasonably necessary and proper. Notwithstanding the foregoing, it shall not be a violation of this Section 4.07 or any other provision of the Loan Documents for Borrower or any person acting by or on behalf of Borrower to refuse admission to any area(s) of the Property that are restricted unless and until such time as Lender or its officers and/or authorized agents have received all necessary approvals and/or permissions from applicable Governmental Authorities, including without limitation the Regulator, as are necessary to enter such restricted area(s).
4.0h.Reporting Requirements. Furnish, or cause to be furnished, as the case may be, to the Lender:
Unaudited Quarterly Financial Statements: As soon as available and not more than forty-five (45) days after the end of each fiscal quarter, unaudited, management-prepared interim financial statements of each Borrower (to include balance sheet, statement of income, and cash flow as of and for the period then ended, all in reasonable detail), and all certified as true and correct in accordance with applicable Law by an officer or manager of Borrower, as appropriate.
Audited Annual Financial Statements: As soon as available and not more than one hundred twenty (120) days after the end of each fiscal year, audited financial statements of Jushi Holdings Inc. (“Jushi Holdings”), certified as true and correct in accordance with applicable Law.
Notice of Litigation: Promptly after the receipt by a senior executive of Jushi Holdings of actual notice of any action, suit, and/or proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrower, as appropriate.
Notice of Default: Promptly upon the actual discovery or actual knowledge thereof by a senior executive of Jushi Holdings, notice of the existence of any Event of Default.
USA Patriot Act Verification Information: Information or documentation of any change to the legal name, address, or tax identification number of any Borrower or Guarantor sufficient for the Lender to verify the identity of such Borrower or Guarantor in accordance with the USA Patriot Act.
Property Taxes and Insurance: Annually, and when reasonably requested by the Lender, evidence that is reasonably satisfactory to the Lender demonstrating that the Borrower has paid all real estate taxes and insurance premiums in connection with the Property when due, or evidence that the Borrower has timely protested any such real estate taxes or insurance premiums.
Other Information: Such other information as the Lender may from time to time reasonably request.
4.0i.Deposit Accounts. Establish and maintain its deposit accounts with the Lender during the life of the Loan, including, but not limited to, all operating accounts of each Borrower and Jushi VA, LLC, and all operating accounts of the individual Virginia dispensaries owned and/or operated by Jushi Holdings and its subsidiaries. Notwithstanding the foregoing, the Lender acknowledges that JREHVA has an existing loan from [***] that is secured by certain real property in Virginia, and that JREHVA is required to maintain deposit accounts with [***] for a loan reserve and for receipt of inter-company lease payments for such real property under the terms of the existing loan documents for such loan (the “[***]”). The deposit accounts required to be maintained with [***] under the [***] and any other obligations imposed upon JREHVA under the [***] shall be excluded from the requirements of this section. No material change to the deposit account requirements currently imposed under the [***] as of the date of this Loan Agreement may be made without Lender’s prior written consent, if such change would require additional accounts or an expanded deposit relationship of any Borrower or Guarantor to be maintained with [***].

Loan Agreement

4.j.Licenses. Do or cause to be done all things necessary to preserve, renew, and keep in full force and effect all rights, licenses (including all Required Licenses), Permits, certificates of occupancy, consents, approvals, and other agreements necessary for the continued use and operation of the Property for its existing use for the Business.
4.k.Compliance with Legal Requirements; Assurances. Comply with, and shall cause the Property and the Business to comply with and be operated, maintained, repaired, and improved (as applicable) in compliance with, all State Cannabis Laws and other Legal Requirements in all material respects, Insurance Requirements, and all material contractual obligations by which such Borrower is legally bound. From time to time at Lender’s request but not more than one time per calendar year (which limitation shall not apply following the occurrence and during the continuation of any Event of Default), Borrower shall provide Lender with such documentation and/or assurances as Lender may reasonably request to evidence that each Borrower is incompliance with all State Cannabis Laws and other Legal Requirements, Required Licenses, and Permits to operate the Business, including, but not limited to, an updated legal opinion from Borrower’s legal counsel certifying the same.
4.l.Affirmative Covenants from other Loan Documents. All affirmative covenants contained in any Deed of Trust, Assignment of Leases and Rents, or other security document executed in connection with the Loan which are described in Section 1 hereof are hereby incorporated by reference herein.
Section 5 Guarantor Covenants
Each Guarantor jointly and severally covenants and agrees that from the date hereof and until payment in full of all Obligations owed under the Loan Documents, each Guarantor shall:
5.01.Maintain Properties - Liquid Assets. Not dispose of all or substantially all of Jushi VA, LLC’s assets (tangible or intangible), or sell or transfer any of Jushi VA, LLC,’s material assets except in the ordinary course of business, in either case without the prior written consent of Lender. Further, Jushi Holdings shall provide Lender with prior written notice of the sale or transfer of any of its material assets, except for sales or transfers in the ordinary course of business.
5.02.Comply With Laws. Except for the Federal Cannabis Laws, comply in all material respects with all applicable Laws, including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed or assessed upon Guarantor or upon Guarantor’s property (except for any tax, assessment or governmental charge a Borrower is protesting in a timely manner and in good faith and taxes Guarantor has elected to defer payment of if such deferral is, in the reasonable opinion of Guarantor, economically beneficial to Guarantor or its Subsidiaries; provided such deferral is in compliance with applicable tax codes and laws).
5.03.Reporting Requirements. Furnish to the Lender:
Notice of Litigation: Promptly after the receipt by a senior executive of Jushi Holdings of actual notice of any action, suit, and/or proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Guarantor, as appropriate, notice of such action, suit and/or proceeding.
Other Information: Furnish such other information as the Lender may from time to time reasonably request.
5.04.Additional Jushi VA, LLC Covenants: Jushi VA, LLC shall not:
Dissolve; Transfer of Ownership: Without the prior written consent of the Lender, dissolve or terminate, or issue additional ownership interests, or (to the extent within the control of the Guarantor) permit any person holding any ownership interests of Guarantor to transfer, hypothecate, assign or sell any of such ownership interests after the date of this Loan Agreement, except that internal transfers among existing owners or between an existing owner and any affiliate of Jushi Holdings may be approved so long as there is no change in management, and so long as the Lender is provided copies of all documentation in a form reasonably acceptable to the Lender evidencing such internal transfers;
Change Existence: Change its legal form of business as shown in all information provided to Lender, and shall not, without the Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed), change guarantor’s name, or enter into any merger, consolidation, or reorganization pursuant to

Loan Agreement

which Guarantor no longer exists after the consummation of such transaction. Guarantor shall qualify and remain qualified to do business in each jurisdiction in which such qualification is required and at all times maintain its existence and good standing in the state of its formation.
Section 6 Financial Covenants
The following financial covenants shall be met and maintained as determined reasonably by the Lender for so long as any Obligations under the Loan Documents remain outstanding, as each may be measured by Lender from time to time as Lender determines in its reasonable discretion:
6.0a.Loan To Value Ratio. It is hereby agreed that:
(a)    (1) The amount of the Loan disbursed to the Borrower at closing shall not exceed the lesser of $15,672,500.00, or a Loan To Value Ratio of seventy-five percent (75%) of the “as-is” appraised value of the encumbered Property; and
        (2) The total amount of the Loan shall not exceed a Loan To Value Ratio of sixty-seven and 70/100ths percent (67.70%) of any Appraisal values the Lender uses, assuming renovations to the Property are “as completed.”
(b)     Lender may make reasonable assumptions, extrapolations, interpolations and categorizations when calculating any Loan To Value Ratio and applying it to the encumbered Property, and all such reasonable allocations, derivations, assumptions, extrapolations, interpolations, categorizations and computations used in calculating the Loan To Value Ratio made by the Lender in good faith, absent manifest error, shall be binding upon Borrower for all purposes.
6.0b.Debt Service Coverage Ratio.
(i)A minimum DSC Ratio (as defined in this section) of at least 1.25 to 1.00, measured on a pre-distribution basis, shall be maintained. The DSC Ratio may be tested by the Lender commencing as of the Lender’s receipt of Borrower’s Federal US Corporation Income Tax Return Form 1120 proforma for year-end 2023, and annually thereafter for so long as the Loan remains outstanding (notwithstanding anything to the contrary contained herein, the Lender will separately test the DSCR Ratio in connection Borrower’s request for release of the Payment Reserve pursuant to Section 8.02(e)).
(ii)The “DSC Ratio” is hereby defined as the debt service coverage ratio which shall be calculated by Lender in the form of a ratio of: (i) Net Operating Income (as defined this section) to (ii) Debt Service (as defined in this section) as determined solely but reasonably by the Lender during any review period for so long as the Loan remains outstanding.
(iii)For purposes hereof, “Net Operating Income” is defined as the EBITDA of Dalitso, plus rent paid to JREHVA under leases between Dalitso and JREHVA.
(iv)For purposes hereof, “Debt Service” shall mean the total of all principal and/or interest payments required to be paid on any and all of the debt obligations of each Borrower during the period of time being reviewed.
(v)The DSC Ratio shall be calculated by the Lender in accordance with generally accepted accounting standards, as applicable. All such calculations and determinations of the DSC Ratio made by the Lender reasonably and in good faith, absent manifest error, shall be binding for all purpose.
Section 7 Negative Covenants
Each Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all other Obligations under the Loan Documents, such Borrower, without the prior written consent of the Lender, shall not take any of the following actions to the extent it is expressly prohibited from doing so in accordance with this Section 7.
7.0a.Liens. Neither Borrower shall create, incur, assume, or suffer to exist any lien upon the Property, except:
(1)Liens and security interests in favor of the Lender;

Loan Agreement

(2)Liens for taxes, assessments or similar charges not yet due and payable, have been deferred as permitted by the terms of this Loan Agreement, or are otherwise being contested in good faith and for which appropriate reserves are maintained;
(3)Liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;
(4)Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default;
(5)The interests of lessors under operating leases and UCC financing statements filed as a precautionary measure in connection with operating leases or consignment of goods, including without limitation those interests of [***] with respect to certain items of equipment located on the Real Property;
(6)Liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;
(7)Liens on amounts pledged or deposited in connection with obtaining worker’s compensation or other unemployment insurance;
(8)Purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business, but not including the Real Property; and
(9)Easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances;
(10)Liens on amounts deposited to secure any Borrower’s obligations in connection with the making or entering into of bids, tenders, trade contracts (other than for borrowed money), government contracts, statutory obligations, leases and other obligations of a like nature, or leases in the ordinary course of business and not in connection with the borrowing of money;
(11)Liens on amounts deposited to secure any Borrower’s obligations as security for surety, stay, custom, appeal performance and return of money bonds, and bonds of a like nature, in connection with obtaining such bonds in the ordinary course of business;
(12)Liens and security interests existing on the date hereof and disclosed to Lender or otherwise known by Lender, including all liens created pursuant to the Existing Credit Facilities. All Existing Credit Facilities and other agreements set forth in any schedule hereto and the terms thereof shall be deemed to be “previously disclosed to Lender”, “disclosed to Lender” and words of similar import for all purposes under the Loan Documents. Notwithstanding the forgoing, the omission of any credit facility or other agreement from ay schedule hereto shall not be dispositive as to whether such credit facility or other agreement was previously disclosed to Lender for purposes of the Loan Documents.
7.0b.Debt. Neither Borrower shall incur, assume, or suffer to exist additional aggregate material indebtedness, except:
(1)Debt to the Lender;
(2)Debt outstanding on the date hereof and shown on the most recent financial statements or other documents evidencing the debt of any Borrower or Guarantor disclosed to the Lender (including those disclosed as of the date of this Loan Agreement in all publicly available filings of Jushi Holdings);
(3)Debt permitted under any Existing Credit Facility or other agreement set forth on Schedule 7.01 hereof or otherwise previously disclosed to the Lender, including without limitation all refinancings thereof;
(4)Accounts payable to trade creditors incurred in the ordinary course of business;
(5)Unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantees and similar obligations incurred in the ordinary course of business;

Loan Agreement

(6)Unsecured debt owed to any Person providing property, casualty, liability, or other insurance to any Borrower, so long as the amount of such debt is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such debt is incurred and such debt is outstanding only during such year;
(7)Unsecured debt between or among Borrower and its affiliates, provided such debt is subordinated to all Obligations due hereunder;
(8)Guaranties of other debt permitted by this Section 7.02;
(9)Existing and future reasonable and customary indemnification obligations incurred in the ordinary course of business;
(10)Deferred taxes to the extent constituting debt; and
(11)Other normal debts incurred in the ordinary course of business;
7.0c.Reserved.
7.0d.Change of Legal Form of Business; Purchase of Assets. Neither Borrower shall change such Borrower’s name or the legal form of such Borrower’s business as shown above, whether by merger, consolidation, conversion, or otherwise, and neither Borrower shall purchase all or substantially all of the assets or business of any Person;
7.0e.Leases. Neither Borrower shall create, incur, assume, or suffer to exist any leases pertaining to the Property, except: (i) leases outstanding on the date hereof and listed on Schedule 7.05 hereto, (ii) new leases entered into in the ordinary course of the Borrower’s business which contain market rental rates and lease terms consistent with, or more favorable to Borrower than, the terms of Borrower’s leases existing as of the date of this Loan Agreement, and (iii) an intercompany lease for use of the Property between the Borrowers. Except for any Leases with [***], all leases pertaining to the Property created after the date hereof and as long as the Loan remains outstanding shall contain language subordinating and making inferior such leases to the lien, operation and effect of the Deed of Trust and all of the other Loan Documents. Borrower shall promptly provide Lender with a fully-executed copy of all leases pertaining to the Property and any and all amendments thereto entered into following the date of this Loan Agreement;
7.0f.Dividends or Distributions; Acquisition of Capital Stock or Other Ownership Interests. Borrower shall not, upon the occurrence and during the continuation of any Event of Default, declare or pay any dividends or distributions of any kind, or purchase or redeem, retire, or otherwise acquire any of its capital stock or other ownership interests, now or hereafter outstanding in any fiscal year of the Borrower;
7.0g.Salaries. Neither Borrower shall increase any salaries or any other cash compensation to owners/officers/partners/managers if there are no annual net profits;
7.0h.Guaranties. Beginning on the date of this Loan Agreement, neither Borrower shall assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties permitted under Section 7.02 and guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. For the avoidance of doubt this Section 7.08 shall not apply to any guarantees, endorsements, indemnification obligations and other direct or contingent liabilities of any Person that the Borrower is responsible for as of the date of this Loan Agreement and which have been disclosed to the Lender in writing prior to the date hereof;
7.0i.Loans. Neither Borrower shall make further loans to directors, officers, partners, members, shareholders, subsidiaries and affiliates, unless made in connection with the repayment of the Loan, and in all cases shall be subordinate to the operation and effect of the Loan Documents;
7.j.Litigation: Neither Borrower shall be involved in any non-frivolous (in the reasonable opinion of the applicable Borrower) claim, action, suit or proceeding pending or threatened before any court, commission, or administrative agency, whether State or Federal, which will materially adversely affect the financial condition, operations, properties, or business of Borrower, or the ability to perform its obligations under the Loan Documents, in each case as determined in the reasonable discretion of the applicable Borrower;

Loan Agreement

7.k.Disposition of Assets. Neither Borrower shall sell, lease, or otherwise dispose of any of its material assets or properties except in the ordinary and usual course of its business;
7.l.Dissolve; Transfer of Ownership. Neither Borrower shall dissolve or terminate, or issue, transfer, hypothecate, assign or sell any of its ownership interests.
7.m.Constraints Applicable To Each Borrower and Guarantor. Neither Borrower nor Guarantor: (i) shall knowingly provide any report, certificate, financial statement, or other document whether furnished prior to, or after the execution of the terms of this Loan Agreement, that is materially false or materially misleading when furnished; (ii) shall default on the performance of any other material obligation of indebtedness when due or in the performance of any material obligation incurred in connection with money borrowed, beyond any applicable notice requirements and/or periods of grace, provided that it shall not be a violation of this Section 7.13 if such a default occurs and Borrower informs Lender that Borrower believes, in the Borrower’s good faith discretion, that the Borrower has not so defaulted on the performance of such material obligation of indebtedness or other material obligation and shall be disputing such matter by appropriate contractual or legal proceeding; (iii) shall cause any of the liens or security interests of the Lender to lapse or lose their priority status; (iv) shall permit any final judgment to be rendered against them for more than thirty (30) days for the payment of money which is not covered by insurance unless such judgment or execution thereon be effectively stayed; and/or (v) shall voluntarily commence an Insolvency Proceeding; and/or (vi) shall have an Insolvency Proceeding commenced against it and any one or more of the following events occur: (a) such Borrower or the Guarantor consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower or the Guarantor, or (e) an order for relief shall have been issued or entered therein.
The Parties agree that the covenants contained in this Section 7 are not intended to, and shall not be deemed to, limit the rights and remedies of the lenders under the terms of the Existing Credit Facilities.
Section 8 Loan Disbursements
Each Borrower and Guarantor hereby agree that the Loan will be disbursed as follows:
8.0a.Loan Fully Advanced At Closing. At the time of closing, subject to the terms of this Loan Agreement and the other Loan Documents, the Lender will disburse the full amount of the Loan subject to the terms of this Loan Agreement, as follows:
(i)$15,672,500.00 will be deposited by the Lender into JREHVA’s operating account with the Lender; provided, however, at Borrower’s request, the Lender will deduct from this amount and transmit to the title company closing the Loan any amounts requested by Borrower to pay the closing costs of the Loan;
(ii)$3,200,000.00 will be deposited by Lender into an account exclusively controlled by the Lender (the “Payment Reserve Account”) to fund the Payment Reserve (as defined below) and released to JREHVA subject to the terms of this Section 8 of this Loan Agreement; and
(iii)$1,127,500.00 will be deposited by Lender into an account exclusively controlled by the Lender (the “Reserve Funding Account”) and released to JREHVA subject to the terms of this Section 8 of this Loan Agreement.
8.0b.Payment Reserve. A portion of the Loan funds being $3,200,000.00 will be deposited by the Lender into the Payment Reserve Account and will be held by the Lender as cash collateral for the Loan (the “Payment Reserve”), subject to the following:
(1)No portion of the Payment Reserve shall be available for disbursement to the Borrower or any Guarantor at any time, except as otherwise expressly set forth herein.
(2)If any monthly payment of Principal and Interest due under the Note (the “Monthly Note Payments”) is not paid as and when due thereunder, the Lender may, but shall not be obligated to,

Loan Agreement

disburse funds from the Payment Reserve (including the Permanent Reserve) to be applied to such Monthly Note Payments. If the Payment Reserve is applied to the Loan under the terms hereof, the Borrower shall replenish the Payment Reserve within thirty (30) days’ notice thereof from Lender. Application by the Lender of funds from the Payment Reserve as a result of any breach by Borrower of its obligations to pay the Monthly Note Payments shall only cure such breach if the Payment Reserve is replenished as required hereunder.
(3)All applications of the Payment Reserve to the Monthly Note Payments under Section 8.02(b) shall be handled directly by the Lender and applied to the Monthly Note Payments then due on the Note by internal administrative accounting procedures without prior notice to any Borrower or Guarantor (but notice shall be given to Borrower within a reasonable time thereafter).
(4)Nothing contained herein shall adversely affect the Borrower's independent obligations and undertakings under any Loan Documents, including, but not limited to, Obligations relating to payment of the Monthly Note Payments or any other sums and monthly payments due under the Loan and the Note.
(5)At the Borrower’s request, the Lender will release any amounts remaining in the Payment Reserve less the Permanent Reserve (as defined below) subject to satisfaction of the following conditions: (i) the Borrower’s written request for release is received by the Lender any time after April 6, 2024; (ii) the DSC Ratio is satisfied as measured by the Lender on a trailing twelve (12) month basis (using such financial statement or documents reasonable requested by Lender that are available to Borrower at the time of Borrower’s written request for release of the Payment Reserve, and which shall not, for the avoidance of doubt, require Borrower to provide the Federal US Corporation Income Tax Return Form 1120 proforma required by Section 6.02 hereof if such Borrower is unable to fully complete such tax return form at the time of Borrower’s written request for release of the Payment Reserve); and (iii) no Event of Default has occurred and is continuing. The Lender will affect the release under this Section 8.02(e) within ten (10) business days of all conditions in this Section 8.02(e) being satisfied.
(6)At the time of the release under Section 8.02(e), the Payment Reserve shall have a remaining balance of $1,200,000.00 (the “Permanent Reserve”), which shall be held by the Lender under this Section 8.02 during the life of the Loan, subject to its use and replenishment pursuant to Section 8.02(b) of this Loan Agreement.
(7)The Payment Reserve and the account into which it is deposited shall be subject to the Lender’s customary Assignment, Pledge, and Security Agreement to be executed by JREHVA.
8.0c.Reserve Funding Disbursement. The $1,127,500.00 of the Loan (the “Reserve Funds”) deposited into the Reserve Funding Account will be available to be released to JREHVA, at Borrower’s request therefor, and provided that the following conditions are satisfied, as determined solely by the Lender:
(i)No Event of Default has occurred, or but for the passage of time is about to occur, and is continuing;
(ii)The remaining build out of the Building that is contemplated as of the date of this Loan Agreement is completed, as reasonably determined by the Lender; and
(iii)A certificate of occupancy from the applicable Governmental Authority or department has been issued for full use of the Building and a copy of such certificate of occupancy has been provided to the Lender.
8.0d.Advances Evidenced By Note. All amounts advanced under the Loan shall be evidenced by the Note and secured by the Deed of Trust and all other applicable Loan Documents.
Section 9 Cannabis Business; Controlled Substances Act
9.01.Cannabis Business. The parties hereto acknowledge and agree that the production, distribution, and sale of Cannabis and products containing Cannabis remain a violation of the Federal Cannabis Laws, and, so long as each Borrower is otherwise in compliance with all State Cannabis Laws and other Legal Requirements, that the Cannabis Business of Borrower and the use of the Property in connection with such Business shall not be deemed a violation of this Loan Agreement or any of the other Loan

Loan Agreement

Documents, or cause a misrepresentation, breach of covenant, default, or Event of Default under this Loan Agreement or any of the other Loan Documents. Each Borrower and Lender hereby expressly waives any defense to the enforcement of the terms and conditions of this Loan Agreement and the other Loan Documents based upon non-conformance with or violation of applicable Laws relating to Cannabis and the Cannabis industry. Each Borrower and the Lender hereby agree that no such violations of Federal Cannabis Laws or other United States federal Laws shall render this Loan Agreement, the other Loan Documents, or any of the terms and conditions thereof null, void, or otherwise unenforceable, to the extent permitted by applicable State Cannabis Laws and other Legal Requirements.
9.02.Controlled Substances Act. Except as otherwise expressly set forth in Section 9.01 of this Loan Agreement, Borrower shall not, and shall not suffer or permit a tenant, including Dalitso, under any lease to violate any Laws affecting the Property, including the Controlled Substances Act, including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act.  Upon learning of any conduct contrary to this Section, Borrower shall immediately take all actions reasonably expected under the circumstances to terminate any such use of the Property, including: (a) to give timely notice to an appropriate law enforcement agency of information that led Borrower to know such conduct had occurred, and (b) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent the illegal use of the Property. For the avoidance of doubt, the purpose of references to the Controlled Substances Act in this Section 9.02 is meant to prohibit violations of the Controlled Substances Act in connection with the production, distribution, and/or sale of controlled substances other than Cannabis, and in no event shall any violation of the Controlled Substances Act by either Borrower, or by any tenant of Borrower, related to the production, distribution, and/or sale of Cannabis be a violation of this Section 9.02 and shall expressly be governed by Section 9.01 hereof.
9.03.Ongoing Compliance; Change in Laws. This Loan Agreement and the other Loan Documents are subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either any State Cannabis Laws or the guidance or instruction of any applicable state regulatory body (together with any successor or regulator with overlapping jurisdiction, the “Regulator”). The parties acknowledge and understand that State Cannabis Laws, Federal Cannabis Laws, and/or the requirements of the Regulator or other Governmental Authority are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of Federal Cannabis Laws permitting or authorizing the Business (if any), or State Cannabis Laws, the Regulator and/or any other Governmental Authority that do not constitute an Adverse Change in Cannabis Law, upon notice from one party to the other (the “Compliance Notice”), the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with such Federal Cannabis Laws permitting or authorizing the Business (if any), State Cannabis Laws, Governmental Authority and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Loan Agreement and the other Loan Documents to reflect terms that most closely approximate the parties original intentions.
Section 10 Event of Default; Remedies Upon Event of Default
An immediate default shall be deemed to have occurred under this Loan Agreement and each of the other Loan Documents at such time as an Event of Default has occurred. Reference is made to the Deed of Trust and all other Loan Documents for further and additional rights on the part of the Lender to accelerate and declare the entire unpaid balance of principal plus accrued interest and any other sums due, immediately due and payable.
Upon the occurrence of an Event of Default, in addition to all other remedies available to Lender under the Deed of Trust and the other Loan Documents, the Lender may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:
10.0a.Without further notice or demand, accelerate or declare all amounts that remain outstanding under any Loan Documents to be immediately due and payable, both as to principal and interest, late fees, and any and all other amounts/expenditures WITHOUT PRESENTMENT, DEMAND, PROTEST, OR NOTICE OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY EACH

Loan Agreement

OF THE BORROWER AND GUARANTOR and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;
10.0b.Any obligation of the Lender to advance funds under the terms of any Loan Documents and all other obligations, if any, of the Lender under the Loan Documents shall immediately cease and terminate unless and until Lender shall reinstate such obligation in writing.
10.0c.Take immediate possession of and foreclose upon any or all Collateral which may be granted to the Lender as security for the indebtedness and obligations under the Loan Documents; and
10.0d.Exercise any and all other rights and remedies available to the Lender under the terms of any Loan Documents and applicable law, or equity.
Section 11 Miscellaneous Provisions
11.01.Non-impairment. If any one or more provisions contained herein or in any of the other Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.
11.02.No Waiver. Neither the failure nor any delay on the part of the Lender in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law. Except for any waivers expressly given herein, no waiver by Lender of any right or remedy under this Loan Agreement will be effective unless made in writing by Lender. Neither the failure nor any delay on the part of either Borrower or Guarantor in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by Law. Except for any waivers expressly given herein or in any of the other Loan Documents, no waiver by either Borrower or Guarantor of any right or remedy under any Loan Documents will be effective unless made in writing by the Borrower and/or the Guarantor, as applicable.
11.03.Modification. No modification or amendment of any provision of this Loan Agreement or any of the Loan Documents shall be effective unless in writing and signed by each Borrower and the Lender.
11.04.Payment Amount Adjustment. In the event that the interest to be paid on any outstanding principal is, or in the future will be, calculated at a variable (floating) interest rate, and if that interest rate increases from time to time, the Lender, at its sole discretion, may at any time following such interest rate increase and upon written notice to each Borrower adjust each Borrower's payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to prevent any negative amortization to occur so that the total principal amount outstanding can be repaid within the same period of time as originally agreed upon.
11.05.Other Loan Document Covenants. All covenants contained in all other Loan Documents which are described in Section 1 hereof are hereby incorporated by reference herein.
11.06.Stamps and Fees. The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Lender; and the Borrower hereby indemnifies and holds harmless the Lender against any and all liability in respect thereof.
11.07.Attorneys’ Fees. In the event of any uncured Event of Default and the Lender believes it necessary: (1) to employ an attorney to assist in the enforcement or collection of the indebtedness to the Lender, (2) to enforce the terms and provisions of this Loan Agreement, or (3) in the event the Lender voluntarily or otherwise should become a party to any suit or legal proceeding including a proceeding conducted under the Bankruptcy Code, each Borrower agrees to pay an award to the Lender of attorneys’ fees equal to all actual attorneys’ fees that the Lender reasonably incurs and all related costs of collection or enforcement that may be reasonably incurred by the Lender, and shall be liable for such attorneys’ fees and for all costs whether or not any suit or proceeding is actually commenced.
11.08.Lender Making Required Payments. If either Borrower fails to pay when due any insurance, taxes, assessments, costs or expenses which are to be paid under the terms hereof or of any Loan Documents, or

Loan Agreement

there is a failure to keep any of the properties and assets constituting Collateral free from new security interests, liens, or encumbrances, in each case except as permitted herein or being disputed by the applicable Borrower in good faith, Lender may at its election make expenditures for any or all such purposes, and the amounts expended, together with interest thereon at the Default Rate, shall become immediately due and payable to Lender upon written notice of such expenditure(s) to the applicable Borrower, and shall have benefit of and be secured by the Collateral; provided, however, the Lender shall be under no duty or obligation to make any such payments or expenditures. If either Borrower fails to pay when due, Lender, in its sole discretion, may advance funds to pay for charges for the Title Policy, title examination, title bring downs, title endorsements, inspections, surveys, recordings, Lender's attorneys, Lender's fees, service charges, closing attorney, Borrower's attorney, water, sewer, utilities, brokers, corrections, Loan Document modifications, broker's fees, professional’s fees, and any other matters in connection with the Property or activities pertaining to the Property, and all such advances shall be reimbursed by the Borrower promptly and until reimbursed, then all advances shall be deemed to be advances under the Loan, secured by the Loan Documents, and remain outstanding obligations of the Borrower.
11.09.Equipment Leasing. Lender acknowledges and agrees that Borrower may lease certain equipment, furniture, fixtures and other items to be placed on or affixed to the Real Property during the term of the Loan, including without limitation pursuant to existing facilities with [***]. Lender further acknowledges and agrees that, notwithstanding anything contained in the Loan Documents to the contrary, all such equipment, furniture, fixtures and other items to be placed on or affixed to the Real Property during the terms of the Loan under an equipment lease facility (including without limitation pursuant to existing facilities with [***]) shall not become “Collateral” securing the Loan, and neither Lender nor any of its affiliates shall have any rights therein, regardless of the fact that the equipment is on or affixed to the Real Property. Additionally, Lender shall cooperate with the request of any equipment lessor (including without limitation [***]) as to evidence such equipment lessor’s unencumbered right, title and interest in and to the equipment, furniture, fixtures and other items to be placed on or affixed to the Real Property during the terms of the Loan, including, but not limited to, executing any documents that such equipment lender may request in connection therewith at no cost to the Lender and subject to the reasonable approval of such documents by Lender. Notwithstanding anything contained in this Section 11.09 to the contrary, the foregoing shall apply only to the extent such equipment, furniture, fixtures and other items are subject to a lease and Borrower has no legal ownership interest in the equipment, furniture, fixtures and other items. If any Borrower obtains a legal ownership interest in the equipment, furniture, fixtures and other items whether during or after the term the lease, such equipment, furniture, fixtures and other items shall become “Collateral” securing the Loan, subject to such any prior rights of the lessor. For purposes of this Section 11.09 a purchase option or similar right granted to Borrower, regardless of whether such purchase option or similar right granted to Borrower is for a de minimum sum and regardless of any accounting treatment with respect to the underlying equipment lease and/or the purchase option or similar right granted to Borrower, shall not constitute Borrower’s legal ownership of such equipment until such purchase option or similar right granted to Borrower has been exercised and a bill of sale or similar document transferring legal ownership of the equipment to Borrower has been fully executed.
11.10.Participation. Lender is a portfolio lender, extending credit to borrowers with the intention of retaining the loan on the Lender’s books. From time to time, for regulatory or accounting purposes, the Lender may, without notice to Borrower, choose to participate or assign all or a portion of the Loan, with or to, other banks or financial institutions. Borrower acknowledges Lender’s right to participate any or the entire subject Loan with another lender and authorizes the Lender to share all data relevant to the establishment and maintenance of the Loan with potential or actual participants and/or assignees. Notwithstanding the foregoing or anything contained herein to the contrary, in no event shall all or any portion of the Loan be assigned to a Competitor of Jushi Holdings.
11.11.UCC Authorization. The Lender is hereby authorized to file such UCC Financing Statements describing the Collateral in any location deemed necessary and appropriate by Lender, as well as any amendments or extensions thereto, provided in each case the Collateral description is the same as has been approved by the parties in the Loan Documents. In the event the Collateral description materially differs from the description in the Loan Documents, prior to filing the applicable UCC Financing Statement Lender shall provide Borrower with a copy of such proposed UCC Financing Statement and such Borrower shall have approved of such filing as being in accordance with the terms and provisions of this Loan Agreement and the other Loan Documents (such approval not to be unreasonable withheld conditioned or delayed).

Loan Agreement

11.12.Modification and Renewal Fees. Lender may, at its option, charge any reasonable and documented fees for modification, renewal, extension, or amendment of any terms of the Loan permitted by Law.
11.13.Conflicting Provisions. Neither this Loan Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender, on the one hand, or against either Borrower or the Guarantor, on the other hand, whether under any rule of construction or otherwise. On the contrary, this Loan Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
11.14.Notices. Any notice permitted or required by the terms of this Loan Agreement must be in writing and shall be deemed to have been properly sent, given, or delivered by the sending party when deposited, postage pre-paid, with the United States Post Office by certified mail and return receipt requested, or when deposited, fees pre-paid, with an overnight international express delivery company like Federal Express, or when deposited, fees pre-paid, with a receipted courier for same day delivery. The address of each party appearing in this Loan Agreement shall be a sufficient address for each to receive any notice that may be required under this Loan Agreement. Any party may change its designated address stated herein, at any time, by giving notice of such change to the other parties to this Loan Agreement in the manner set forth in this paragraph. Notices may be sent by legal counsel for the party sending the notice.
11.15.Consent to Jurisdiction. It is agreed that any legal action or proceeding arising out of or relating to this Loan Agreement may be instituted in the state Circuit Court of Fairfax County. The jurisdiction of such courts is hereby consented to, and any objection relating to the basis for personal or in rem jurisdiction or removal to another venue is hereby waived.
11.16.Indemnification. Each Borrower and Guarantor hereby jointly and severally agree to indemnify and defend the Lender, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and does hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loan, including without limitation: (i) the failure to make any payment to the Lender promptly when due, whether under any notes evidencing the Loan or otherwise; (ii) the breach of any representations or warranties to the Lender contained in this Loan Agreement or in any other Loan Documents now or hereafter executed in connection with the Loan; or (iii) the violation of any covenants or agreements made for the benefit of the Lender and contained in any of the Loan Documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from the Lender’s, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders gross negligence or willful misconduct.
11.17.Counterparts. This Loan Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an adobe® file format document (also known as a pdf file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable and be deemed to be effective for all purposes. Any party delivering an executed counterpart of this document by telefax, facsimile, or e-mail transmission of an adobe® file format document also shall deliver an original executed counterpart of this document. However, any failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Loan Agreement.
11.18.Time of the Essence. TIME IS OF THE ESSENCE with respect to the performance of all obligations or undertakings hereunder.
11.19.GAAP. The preparation and maintenance of all records, financial statements, financial covenants, financial ratios contemplated in this Loan Agreement and/or provided to the Lender shall be made in accordance with GAAP.
11.20.Obligations Joint and Several. The agreements, obligations, warranties and representations of Borrower contained herein are joint, several and joint and several with respect to each Borrower. The agreements,

Loan Agreement

obligations, warranties and representations of Guarantor contained herein are joint, several and joint and several with respect to each Guarantor.
11.21.Further Assurances. Each Borrower and Guarantor agree to, on reasonable written request of Lender, at no expense to Lender: (a) execute, acknowledge, deliver, procure, file or record any document or instrument deemed necessary, desirable, or proper by Lender to protect the liens or security interests created by the Loan Documents against the rights or interests of third persons; (b) execute, acknowledge, deliver, procure, record or file such further documents and do such further acts deemed necessary, desirable or proper by Lender to carry out the purposes of the Loan Documents; (c) promptly correct any defect, error or omission contained in this Loan Agreement or in any other Loan Document; (d) execute and deliver any renewals or continuation statements to the Loan Documents, or any additions, substitutions, replacements, or appurtenances to the Property; and (e) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Lender to comply with the requirements of any Federal agency, or its auditors, having jurisdiction over Lender.
11.22.Survival. All terms and provisions contained herein shall survive any and all loan disbursements, and remain in full force and effect at all times thereafter.
11.23.Applicable Law. This Loan Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without reference to conflict of law principles.
11.24.No Partnership. Nothing in this Loan Agreement or in any of the other Loan Documents shall be construed to make any Borrower or Guarantor hereto a partner, a joint venturer, or have an association, or a special arrangement with the Lender herein, or creating a principal-agent relationship or any other relationship except for that of a commercial arm’s length lending transaction.
11.25.No Lender Control. It is agreed that the Lender's rights and interests hereunder as well as under the Loan Documents, and the administration thereof, shall not be deemed to indicate that the Lender is in control of the Property, or in control of any activities or business operations related thereto.
11.26.No Emails. No messages within any emails that may be sent from one party to another shall have the effect of modifying any of the terms or provisions that are contained within this Loan Agreement or within any of the other Loan Documents, notwithstanding anything that may be contained in any message within any email to the contrary, and no modification or amendment to this Loan Agreement or to any other Loan Documents shall be deemed to occur, unless such modification or amendment is in writing, and an original signature of the parties to the writing appears thereon, and all parties thereto intend to be bound. In the event of a conflict between the terms contained within any email, and this Loan Agreement, the terms of this Loan Agreement shall control.
11.27.Successors And Assigns. This Loan Agreement shall inure to the benefit of the respective successors and assigns of each of the parties hereto, and be binding upon the parties hereto and their successors and assigns; but nothing herein shall authorize the assignment of this Loan Agreement by Borrower or Guarantor without the prior written consent of the Lender. For the avoidance of doubt, in no event shall any restriction on the assignment of this Loan Agreement by Borrower or Guarantor or any restriction on the sale, transfer, hypothecation or assignment of any stock, membership interests or other equity securities of Borrower or Guarantor set forth in this Loan Agreement or any other Loan Documents (including without limitation those set forth in Section 5.04, and Section 7.12 of this Loan Agreement) prohibit, restrict or otherwise limit the ability of Jushi Holdings or any of its affiliates other than Borrower or Jushi VA, LLC to: (i) consolidate with any Person, merge with or into any Person, acquire the stock, membership interests or other equity securities of any Person, or permit any Person to acquire its stock, membership interests or other equity securities, or (ii) convey, sell, assign or otherwise transfer all or substantially all of its assets, in each case whether occurring in one transaction or a series of transactions and without regard to the form of transaction.
11.28.Subordination. The following are hereby subordinated in all respects to the rights, interests and remedies of the Lender under the Loan Documents and made inferior in priority of time to the Lender first receiving all regular installments and payment in full of the Loan in accordance with the terms of all Loan Documents: (i) all rights, interests and agreements exclusively between or among any Borrower and/or Guarantor, and (ii) any and all loans made by or between any Borrower or Guarantor. For the avoidance of doubt, the provisions of this Section 11.28 shall not serve to subordinate any indebtedness or obligation

Loan Agreement

of Borrower or Guarantor under any Existing Credit Facility or any other contract or agreement with any Person that is not Borrower or Guarantor (regardless of whether Borrower or Guarantor is also a party thereto).
11.29.Captions And Headings. Captions and headings in this Loan Agreement are for convenience only and shall not affect construing the terms of this Loan Agreement.
11.30.Entire Agreement. The Loan Documents embody the entire agreement between the parties thereto and the Lender with respect to the Loan, and there are no oral agreements that exist with the Lender with respect to the Loan which are not expressly set forth herein or in the Loan Documents.
11.31.Tense and Gender. As used in this Loan Agreement, the singular number shall include the plural and the plural number shall include the singular. The use of any tense or gender in this Loan Agreement shall be applicable to all tenses and genders.
11.32.Assignability. This Loan Agreement may be assigned by the Lender or any holder of the Note at any time or from time to time, provided that in no event shall this Loan agreement be assigned by the Lender or any holder of the Note to any Competitor of Jushi Holdings.
11.33.WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, EACH BORROWER, EACH GUARANTOR, AND LENDER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS, CLAIMS OR CONTINGENT CLAIMS ARISING OUT OF THIS LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN BORROWER AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND FOR EACH PARTY TO ENTER INTO THIS LOAN AGREEMENT. EACH BORROWER AND GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF LENDER, NOR LENDER’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION. LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF EITHER BORROWER OR GUARANTOR, NOR COUNSEL FOR EITHER BORROWER OR GUARANTOR, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT EITHER BORROWER OR GUARANTOR LENDER WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF EITHER BORROWER OR GUARANTOR, NOR COUNSEL FOR EITHER BORROWER OR GUARANTOR, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.
11.34.Existing Credit Facilities. Borrower, Guarantor and Lender acknowledge and agree that Borrower and Guarantor, as the case may be, are parties to the Existing Credit Facilities and acknowledge and agree that the covenants contained in this Loan Agreement are not meant to revise, restrict or otherwise modify any terms, conditions, provisions or agreements of Borrower or Guarantor under the Existing Credit Facilities.
(signatures on following page)

Loan Agreement

WITNESS our signatures to this Loan Agreement:

Borrower:

    DALITSO LLC
    a Virginia limited liability company

    By: _______________________________(seal)
        Louis J. Barack
        Authorized Person

    JREHVA, LLC
    a Virginia limited liability company

    By: _______________________________(seal)
        Louis J. Barack
        Authorized Person

Guarantor:

    JUSHI VA, LLC
    a Virginia limited liability company

    By: _______________________________(seal)
        Louis J. Barack
        Authorized Person

    JUSHI HOLDINGS INC.
    a British Columbia corporation

    By: _______________________________(seal)
        Louis J. Barack
        Authorized Person

(signatures continue on next page)

Loan Agreement

WITNESS our signatures to this Loan Agreement:

Lender:

    FVCBANK

    By: _______________________________(seal)
    Name:
    Title:

Loan Agreement

Exhibit A
Definitions

“Adverse Change in Cannabis Law” shall mean any material adverse change after the date of this Loan Agreement in Federal Cannabis Laws or applicable state Cannabis Laws, or the application or interpretation thereof by any Governmental Authority, (a) that would make it unlawful for Lender to (i) continue to be a party to any Loan Document, (ii) perform any of its obligations under any Loan Document, or (iii) to fund or maintain the Loan, (b) pursuant to which any Governmental Authority has enjoined the Lender from (i) continuing to be a party to any Loan Document, (ii) performing any of its obligations under any Loan Document, or (iii) funding or maintaining the Loan, (c) pursuant to which any Governmental Authority requires (i) confidential information from or disclosure of confidential information about Lender that cannot be filed under seal or otherwise protected from disclosure to the public, or (ii) Lender to obtain any license, permit, or other authorization to, in each case, (A) continue to be a party to any Loan Document, (B) perform any of its obligations under any Loan Document, or (C) to fund or maintain the Loan, or (d) that would materially impair the Lender’s ability to foreclose upon or otherwise deal with the Property and/or the Collateral.
“Appraisal” means any professional appraisal of any date where the appraisal: (i) is in writing, (ii) is ordered by the Lender at any time, and (iii) is in a form and substance reasonably acceptable to the Lender and/or any appraiser Lender selects to assess the values and standards of the appraisal.
“Assignment of Leases and Rents” shall mean the Loan Document described in Section 2.04 of this Loan Agreement.
“Borrower” shall have the meaning that is set forth in the first paragraph of the first page of this Loan Agreement.
“Borrower’s Certificate” shall mean the Loan Document described in Section 2.08 of this Loan Agreement.
“Building” means the building or buildings constructed on the Property as of the date of this Loan Agreement.
“Business” means the Cannabis cultivation, growing, drying, trimming, packaging, extraction, processing, sales, shipping and delivery to be performed in the Facility in accordance with all Required Licenses, Permits, and Legal Requirements.
“Cannabis” means the plant Cannabis sativa L., including both the Hemp and Marijuana strains of the plant, as those terms are defined herein.
“Collateral” means the Property (for the avoidance of doubt, including the Improvements), and any and all other property or rights in which a security interest, collateral assignment, or other lien has now or hereafter been granted to or for the benefit of the Lender to secure the Obligations pursuant to any of the Loan Documents.
“Competitor” means any Person that, directly or indirectly, is: (i) a licensed multi-state operator engaged in the cultivation, manufacturing, production, distribution or retail sale of Cannabis or Cannabis-related products, (ii) a licensed single-state operator engaged in the cultivation, manufacturing, production, distribution or retail sale of Cannabis or Cannabis-related products in a State in which Jushi Holdings or any of its affiliates (including without limitation Dalitso) operates, and (iii) any affiliate of any Person described in (i) or (ii).
“Compliance Notice” shall have the meaning set forth in Section 9.03 of this Loan Agreement.
“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.
“Credit Agreement” shall have the meaning set forth in Exhibit A of this Loan Agreement.
“Dalitso” shall have the meaning that is set forth in the first paragraph of the first page of this Loan Agreement.

Loan Agreement

“Debt Service” shall have the meaning set forth in Section 6.02(d) of this Loan Agreement.
“Deed of Trust” shall mean the Loan Document described in Section 2.03 of this Loan Agreement.
“Default Rate” shall have the meaning that is set forth in the Note (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Lender's sole discretion, to all sums owing, including principal and interest, on such date.
“DSC Ratio” shall have the meaning set forth in Section 6.02(b) of this Loan Agreement.
[***]
“EBITDA” means, with respect to Dalitso and its subsidiaries determined on a consolidated basis, for any period,
(a)     net earnings (or loss), excluding the earnings of any entity that is not a subsidiary but in which the Dalitso directly or indirectly owns any equity securities, except to the extent such earnings are actually distributed in cash to the Dalitso, plus
(b)     without duplication, the sum of the following amounts of Dalitso and its subsidiaries for such period to the extent included in determining consolidated net earnings (or loss) for such period:
(i)     Interest expense (and to the extent not reflected in interest expense, (x) bank and letter of credit fees and premiums in connection with financing activities and (y) amortization of deferred financing and loan fees,
(ii)     federal, state, local and foreign taxes, in each case based upon income or earnings, and
(iii)     depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP.
“Environmental Laws” shall mean all applicable federal and state Laws which affect or may affect the Real Property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Virginia Waste Management Act (Sections 10.1-1400 through 1457 of the Code of Virginia, and all other state and local laws protecting the environment and dealing with the release and disposal of hazardous waste and materials, as such Laws have been amended or may be amended.
“Event of Default” shall mean any Event of Default (as defined in the Deed of Trust).
“Existing Credit Facilities” shall mean all documents, instruments and agreements of any date executed and delivered in connection with the existing credit facilities specified on Schedule 7.01 hereof, and in particular that certain Credit Agreement, dated October 20, 2021, by and among Jushi Holdings Inc., the other Loan Parties that are party thereto, the Lenders that are party thereto and Roxbury, LP, as amended (the “Credit Agreement”), that certain Trust Indenture, dated December 7, 2022, by and between Jushi Holdings Inc., and Odyssey Trust Company (the “Trust Indenture”), any and all other additional agreements, certifications, consents and resolutions that are contemplated in the Credit Agreement and the Trust Indenture, and any and all renewals, extensions, modifications, substitutions, duplicates and replacements thereto and therefore at any time or from time to time.
“Facility” means the Cannabis cultivation, growing, drying, trimming, packaging, extraction and processing, sales, shipping and delivery facility located on the Property, as it may now or hereafter exist, together with any other Cannabis-related facilities, if any, now or hereafter operated on the Property.

Loan Agreement

“Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of Cannabis, Marijuana, Hemp, or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.
“GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.
“Governmental Authority” or “Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” shall have the meaning that is set forth in the first paragraph of the first page of this Loan Agreement.
“Guaranty” shall mean the Loan Document described in Section 2.05 of this Loan Agreement.
“Hazardous Waste Indemnity Agreement” shall mean the Loan Document described in Section 2.07 of this Loan Agreement.
“Hemp” shall have meaning ascribed to such term by 7 U.S.C. § 1639o(1), as amended.
“Improvements” means all buildings, structures, improvements, building materials and supplies, fixtures and other equipment located from time to time on, under or about the Real Property, together with any alterations, additions and improvements thereto and all restorations and replacements thereof hereafter made from time to time.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code or under any other state or federal bankruptcy or insolvency Law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Insurance Requirements” means collectively, (i) all material terms of any insurance policy required pursuant to this Loan Agreement, and (ii) all material regulations and then-current standards applicable to or affecting the insurance for the Property or any portion thereof.
“JREHVA” shall have the meaning that is set forth in the first paragraph of the first page of this Loan Agreement.
“Jushi Holdings” shall have the meaning set forth in Section 4.08 of this Loan Agreement.
“Law” or “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.  With respect to Borrower and the Property, “Law” or “Laws” includes all Laws pertaining to the construction, sale, leasing or use of the Property and to access and facilities for handicapped or disabled persons, including and to the extent applicable, any building codes, the Flood Insurance Laws, the Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), the Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. § 794), each as amended to date and further amended from time to time.

Loan Agreement

“Legal Requirements” all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning restrictions) affecting any Borrower, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto (including, without limitation, with respect to the procurement, development, clinical and non-clinical evaluation or investigation, product approval or clearance, manufacture, production, analysis, growth, cultivation, processing, manufacturing, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or post-market requirements or retail sale of Cannabis or of any products designed to contain or to be sold or used in conjunction with Cannabis), in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided that the Federal Cannabis Laws are excluded.
“Lender” shall have the meaning that is set forth in the first paragraph of the first page of this Loan Agreement.
“Loan” shall have the meaning that is set forth in the recitals of this Loan Agreement.
“Loan Agreement” shall have the meaning that is set forth in the first paragraph of the first page of this Loan Agreement.
“Loan Documents” shall mean all documents, instruments and agreements of any date executed and delivered in connection with the Loan, and in particular include this Loan Agreement, the Note, the Deed of Trust, the Assignment of Leases and Rents, the Hazardous Waste Indemnity Agreement, the Borrower’s Certificate, any Guaranty, any Security Agreement(s), any and all other additional agreements, certifications, consents and resolutions that are contemplated in this Loan Agreement, and any and all renewals, extensions, modifications, substitutions, duplicates and replacements thereto and therefore at any time or from time to time.
“Loan To Value Ratio” as used in this Loan Agreement, means that the Lender shall calculate a maximum lending risk assessment in the form of a ratio to ensure that the amount of its Loan that is or may be outstanding at any one time, or the portion of the Loan that may be budgeted or allocated by the Lender for any particular purpose, shall at no time whatsoever exceed the percentage of the appraised collateral value of the Property that secures the Loan, as that percentage is expressly set forth in the Financial Covenants section of this Loan Agreement, based on Lender’s approved underwriting assessment for the Loan and its most recent Appraisal that it has ordered and elects to utilize at any time in calculating this ratio, or from time to time so long as the Loan remains outstanding, all as determined by the Lender.
“Marijuana” shall have meaning ascribed to such term by 21 U.S.C. § 802(16), as amended.
“Monthly Note Payments” shall have the meaning set forth in Section 8.02(b) of this Loan Agreement.
“Net Operating Income” shall have the meaning set forth in Section 6.02(c) of this Loan Agreement.
“Note” shall have the meaning that is set forth in the recitals of this Loan Agreement.
“Obligations” means all of the monetary and other obligations that are due or owing to the Lender that arise under this Loan Agreement or that arise under the terms of any of the other Loan Documents, including, without limitation, those that arise under any indemnification or demand instruments, and those that arise conditionally, or that may arise in the future under any agreed upon contingent or standby commitments of any kind, whatsoever.
“OFAC” shall have the meaning set forth in Section 3.03 of this Loan Agreement.
“Payment Reserve” shall have the meaning set forth in Section 8.02 of this Loan Agreement.
“Payment Reserve Account” shall have the meaning set forth in Section 8.01(b) of this Loan Agreement.
“Permanent Reserve” shall have the meaning set forth in Section 8.02(f) of this Loan Agreement.

Loan Agreement

“Permit” or “Permits” shall mean all licenses, permits, variances, and certificates used or necessary in connection with the ownership, operation, use, or occupancy of each of the Property, the Facility, and/or the Business, including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals, and rights, obtained from any Governmental Authority concerning ownership, operation, use, or occupancy of the Property, the Facility, and/or the Business.
“Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.
“Property” shall have the meaning set forth in Section 2.03 of this Loan Agreement.
“Purpose” shall have the meaning set forth in the recitals of this Loan Agreement.
“Real Property” shall have the meaning set forth in Section 2.03 of this Loan Agreement.
“Regulator” shall have the meaning set forth in Section 9.03 of this Loan Agreement.
“Required License” shall mean each Cannabis-related Permit required under the applicable Legal Requirements currently in effect necessary for the operation of the Business of any Borrower as currently conducted.
“Reserve Funding Account” shall have the meaning set forth in Section 8.01(c) of this Loan Agreement.
“Reserve Funds” shall have the meaning set forth in Section 8.03 of this Loan Agreement.
“Review Period” shall have the meaning set forth in Section 6.02(a) of this Loan Agreement.
“Security Agreement” shall mean the Loan Document described in Section 2.06 of this Loan Agreement
“State Cannabis Laws” shall mean any Virginia Laws as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale, delivery and possession of Cannabis, Marijuana, Hemp, or related substances or products containing or relating to the same, and the regulations and rules promulgated thereunder.
“Title Policy” shall mean and refer to that final mortgagee policy of title insurance issued by a title company reasonably acceptable to the Lender, pursuant to a commitment issued that contains all of Lender's instructions and changes and insuring the lien, priority and authority of the Lender's security documents that encumber the Real Property without exception for matters of survey or possible unfiled mechanic's and materialmen's liens. Such title insurance shall cover all amounts outstanding under the Loan, and be in a form and substance reasonably satisfactory to Lender, and contain such other endorsements as the Lender may reasonably require at any time or from time to time.
“Trust Indenture” shall have the meaning set forth in Exhibit A of this Loan Agreement.
“USPAP” shall have the meaning set forth in Section 2.17 of this Loan Agreement.
“Virginia Uniform Commercial Code” shall mean the Virginia Uniform Commercial Code, as now or hereafter amended, or the Uniform Commercial Code as in effect from time to time in a jurisdiction other than Virginia, the laws of which are required to be applied in connection with matters of perfection, the effect of non-perfection and priority of a security interest.

Loan Agreement

Schedule 7.01
Liens and Security Interests
This schedule has been removed in reliance on Section 601(a)(5) of Reg S-K.

Loan Agreement

Schedule 7.05
Leases
This schedule has been removed in reliance on Section 601(a)(5) of Regulation S-K.

Loan Agreement